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                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]    Filed by the Registrant
[ ]    Filed by a Party other than the Registrant

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Sec. 240.14a-12



               Lincoln National Convertible Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1.  Title of each class of securities to which transaction applies:

       2.  Aggregate number of securities to which transaction applies:

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       4.  Proposed maximum aggregate value of transaction:

       5.  Total fee paid:

[ ]    Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:

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       2)       Form, Schedule or Registration Statement No.:

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       3)       Filing Party:

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       4)       Date Filed:

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FOR IMMEDIATE RELEASE
Contact:  Tom Gariepy
Corporate Communications
Delaware Investments
215.255.1495

Investor Relations
Priscilla Brown
Lincoln Financial Group
215.448.1422



              LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND ADJOURNS
                ANNUAL MEETING; GOLDSTEIN FAILS TO SUBMIT PROXIES
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         PHILADELPHIA, PA, June 25, 2001... Lincoln National Convertible
Securities Fund, Inc. (NYSE:LNV), today announced that it has adjourned its Annual Meeting of Shareholders until Tuesday, July 3, 2001 at 11:00 a.m., local time. The reconvened meeting of shareholders will be held at the offices of Stradley Ronon Stevens & Young, One Commerce Square, 2005 Market Street, 26th Floor Board Room, Philadelphia, PA.

         The Fund adjourned its Annual Meeting to give it additional time to solicit proxies to establish a quorum. The Fund believes that the adjournment is attributable to the actions of professional dissident, Phillip Goldstein, who solicited proxies in opposition to the Fund's Board of Directors but deliberately failed to submit these proxies to the Independent Inspector of Election at the June 22, 2001 Annual Meeting.

         David K. Downes, President of the Fund, commented: "It is indeed unfortunate that Mr. Goldstein is prolonging this proxy contest. By refusing to attend the meeting and failing to submit his proxies, Mr. Goldstein has disenfranchised shareholders. This is further proof that Mr. Goldstein is not fit to serve as a director of the Fund. I urge all Fund shareholders to support the Board of Directors by mailing promptly the Fund's white proxy card."

         Lincoln National Convertible Securities Fund, Inc. is a closed-end, diversified investment management company managed by Delaware Management Company, a series of Delaware Management Business Trust. Delaware Management Business Trust is a wholly-owned subsidiary of Lincoln National Corporation.

         The Fund's primary objective is to provide a high level of total return through a combination of capital appreciation and current income. Net assets under management were approximately $104 million as of June 18, 2001.